                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
           SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CLIFFS DRILLING COMPANY
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                         (CLIFFS DRILLING COMPANY LOGO)

                                                                   April 8, 1998

To the Stockholders of Cliffs Drilling Company:

     Cliffs Drilling Company's Annual Meeting of Stockholders will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street at Bagby, Houston, Texas, on Wednesday, May 13, 1998, at 9:00 a.m. local time.

     The directors and officers of the Company look forward to meeting you at the Annual Meeting. There will be a report on operations and ample opportunity for questions.

     Information concerning matters to be voted on at the meeting is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. If you then attend the meeting and wish to vote your shares in person, you may withdraw your proxy at that time. It is important that your shares be represented.

                                          Sincerely,

                                          /s/ DOUGLAS E. SWANSON

                                          DOUGLAS E. SWANSON
                                          Chairman of the Board

                            CLIFFS DRILLING COMPANY
                          1200 SMITH STREET, SUITE 300
                              HOUSTON, TEXAS 77002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1998

TO THE STOCKHOLDERS OF CLIFFS DRILLING COMPANY:

     The 1998 Annual Meeting of the Stockholders of Cliffs Drilling Company (the "Company") will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street at Bagby, Houston, Texas, on Wednesday, May 13, 1998, at 9:00 a.m. local time, for the following purposes, as set forth in the accompanying proxy statement.

     1. To elect three directors to hold office until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To approve a proposal to adopt the Company's 1998 Incentive Equity Plan;

     3. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent public accountants to examine the books, records and accounts of the Company for the year 1998; and

     4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 3, 1998 are entitled to notice of and to vote at the meeting. A list of such stockholders will be open for examination by any stockholder at the meeting and for a period of ten days prior to the date of the meeting during ordinary business hours at the office of the Company's Secretary, 1200 Smith Street, Suite 300, Houston, Texas 77002.

                                            By order of the Board of Directors

                                            /s/ CINDY B. TAYLOR

                                            CINDY B. TAYLOR
                                            Vice President -- Controller and
                                            Secretary

April 8, 1998

         IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND
                               RETURNED PROMPTLY

                            CLIFFS DRILLING COMPANY
                          1200 SMITH STREET, SUITE 300
                              HOUSTON, TEXAS 77002

                                                                   April 8, 1998

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of Cliffs Drilling Company, a Delaware corporation (hereinafter called the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 13, 1998, at 9:00 a.m. local time at the Doubletree Hotel at Allen Center, 400 Dallas Street at Bagby, Houston, Texas, and at any adjournments thereof (the "Annual Meeting").

     A form of proxy is enclosed for use at the meeting. The proxy may be revoked by the stockholder at any time before it is voted. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the nominees for director named on the following pages, for the proposal to adopt the 1998 Incentive Equity Plan and for the ratification of the selection by the Company's Board of Directors of Ernst & Young LLP as independent public accountants to examine the books, records and accounts of the Company for the year 1998.

     This proxy material is being mailed to stockholders beginning on or about April 17, 1998, accompanied by the Company's Annual Report for the year ended December 31, 1997.

     The Company has adopted a policy that all stockholder proxies, consents, authorizations, ballots and tabulations that identify the particular vote of a stockholder are to be maintained in confidence, and that the identity and vote of any stockholder shall not be disclosed to any third party, except as may be necessary to meet applicable legal requirements or to allow the inspectors of election to certify the results of the stockholder vote.

     The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone, telegraph or telex. In addition, the Company will retain Georgeson & Company Inc., New York, New York, to aid in the solicitation for an estimated cost of $6,500, plus out-of-pocket expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are owned beneficially by others, to send or cause to be sent proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 3, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on such Record Date the Company had outstanding 15,914,903 shares of common stock, $.01 par value (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and Bylaws provide that the number of directors shall be not more than 15 nor less than 3 as may be fixed by the Company's Board of Directors (the "Board"), that the Board shall be divided into 3 classes of directors, with the classes to be as nearly equal in number as possible and that such directors shall be elected to serve three-year terms.

     The following information describes the Company's 7 directors as of April 8, 1998.

                                                      TERM      DIRECTOR
NAME                                          AGE    EXPIRES     SINCE
----                                          ---    -------    --------
H. Robert Hirsch............................  64      1998        1993
Donald W. Keller............................  62      1998        1997
Joseph E. Reid..............................  69      1998        1988
Robert M. McInnes...........................  67      1999        1993
Douglas E. Swanson..........................  59      1999        1988
Michael M. Cone.............................  60      2000        1988
John D. Weil................................  57      2000        1989

     H. Robert Hirsch is a consultant in the oil and gas industry and is President of Sycamore Investment Company. From 1981 through 1990, Mr. Hirsch was Chairman, President and Chief Executive Officer of Conquest Exploration Company. He held several senior offices with The Superior Oil Company during the period 1976 through 1981, in addition to serving as a director during the period 1978 through 1981. Mr. Hirsch is Chairman of the Audit Committee and a member of the Compensation and Nominating Committees.

     Donald W. Keller is the founder of and serves as President and Chief Executive Officer of Enerfin Resources Company ("Enerfin") which owns and operates natural gas pipelines, processing plants and oil and gas properties. Prior to founding Enerfin in 1991, Mr. Keller served as President and Chief Executive Officer of Quintana Energy Corporation. Mr. Keller also served as Vice President, Marketing & Finance and was a member of the Executive Operating Committee of Quintana Petroleum Corporation. Mr. Keller was elected as a director of the Company by the Board on March 5, 1997 to fill a vacancy created by the death of such office's predecessor during 1996. Mr. Keller is a member of the Audit, Compensation and Nominating Committees.

     Joseph E. Reid is a private consultant in the oil and gas industry. From 1984 to 1986, he was President and Chief Executive Officer of Meridian Oil, Inc. (which was a division of Burlington Northern, Inc.). He held a number of positions with The Superior Oil Company during the period 1978 through 1981, including Chairman, Chief Executive Officer and President, in addition to serving as a director. Mr. Reid currently serves as a director of Western Gas Resources, Inc. Mr. Reid is a member of the Audit, Compensation and Nominating Committees.

     Robert M. McInnes is a private business consultant, an attorney-at-law and until October, 1994, was of counsel to the law firm of Arter & Hadden. Mr. McInnes is also a director of Brush Wellman Inc. Previously, Mr. McInnes was a director of Moore McCormack Resources, Inc., Society National Bank of Cleveland, MLX Corp., Cleveland-Cliffs Inc and Seaforth Mineral & Ore Co., Inc. From 1987 to 1988 he was Group Executive Vice President of Cleveland-Cliffs Inc where his responsibilities among several divisions included the operations of the Company's predecessor while it was a wholly-owned subsidiary of Cleveland-Cliffs Inc. From 1983 to 1986, he was President and Chief Executive Officer of Pickands Mather & Co. and The Interlake Steamship Company after holding several senior positions. Mr. McInnes is Chairman of the Compensation Committee and a member of the Audit and Nominating Committees.

     Douglas E. Swanson is President and Chief Executive Officer of the Company. Mr. Swanson was also elected Chairman of the Board of the Company effective May 19, 1994. Mr. Swanson joined the Company in 1978 as Executive Vice President and served in that office until his election as President, effective January 1, 1992. Mr. Swanson currently serves as a director of Tuboscope, Inc. Mr. Swanson is a member of the Nominating Committee.

     Michael M. Cone was President of the Company from 1978 until his resignation from that office effective January 1, 1992. Mr. Cone served as Chairman of the Board of the Company from 1988 until May 19, 1994. Mr. Cone is currently Chairman of the Board of Tri-C Resources Inc. and is Chairman of the Nominating Committee and a member of the Audit and Compensation Committees.

     John D. Weil has been President of Clayton Management Co., a private investment management company, since 1973, a director of PICO Holdings and its predecessor, Physicians Insurance Co. of Ohio since 1987, a director of CleveTrust Realty Investors since 1991, a director of Oglebay Norton Company since 1992, a director of Todd Shipyards Corporation and Southern Investors Services since 1993 and a director of Baldwin & Lyons, Inc., Allied Health Care Products, Inc., and Summit Global Management since 1997. Mr. Weil has served as a director of the Company since August 8, 1989 and is a member of the Audit, Compensation and Nominating Committees.

     Messrs. Hirsch, Keller and Reid stand for election this year and are the Company's only nominees named in the proxy. Unless contrary instructions are set forth in the proxies, it is intended that the persons named in the proxy will vote all shares represented by proxies for the election of Messrs. Hirsch, Keller and Reid. Should Mr. Hirsch, Keller or Reid become unavailable, it is intended that shares represented by valid proxies will be voted for a substitute nominee designated by the Board.

BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     The management of the Company is under the direction of its Board of Directors. The Board has established an Audit Committee, Compensation Committee and a Nominating Committee, and may in the future establish other committees to facilitate its work.

     The Audit Committee reviews the scope of the audit by the Company's auditors and the independence of such firm from management of the Company, the annual financial statements of the Company, the adequacy of the Company's internal accounting controls, and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention. During 1997, Messrs. Hirsch (current Chairman of the Audit Committee), Cone, Keller (subsequent to March 5, 1997), McInnes, Reid and Weil were members of the Audit Committee. The Audit Committee met one time during 1997.

     The Compensation Committee reviews executive salaries, administers the Incentive Equity Plan and the Incentive Bonus Plan of the Company, and approves the salaries and other benefits of the executive officers. In addition, this Committee advises and consults with the Company's management regarding benefit plans and compensation policies and practices of the Company. During 1997, the members of this Committee were Messrs. McInnes (current Chairman of the Compensation Committee), Cone, Hirsch, Keller (subsequent to March 5, 1997), Reid and Weil. The Compensation Committee met three times during 1997.

     The Nominating Committee is constituted to provide a mechanism for identifying successors for directors and executive officers when a vacancy exists and for nominating a slate of directors and executive officers, which would be proposed on behalf of the Company's interest, in the event of a potential business combination involving the Company. The Nominating Committee will consider nominees recommended by stockholders. Any stockholder wishing to recommend a nominee should write to the Secretary of the Company, specifying the name and qualifications of the nominee. During 1997, the Nominating Committee members included Messrs. Cone (current Chairman of the Nominating Committee), Hirsch, Keller (subsequent to March 5, 1997), McInnes, Reid, Swanson and Weil. There being no business to be addressed, the Nominating Committee did not meet during 1997.

DIRECTORS' FEES AND RELATED INFORMATION

     Directors who are not employees of the Company currently receive a monthly retainer of $2,500, plus $1,000 per day for attendance at each meeting of the Board. Directors who serve on committees of the Board also receive $1,000 per day for committee meetings attended on a day other than a Board meeting day. During 1997, all committee meetings were held on the same day as a Board meeting. Directors and members of committees of the Board who are employees of the Company are not compensated for their Board and committee activities. Directors are reimbursed for expenses incurred in attending Board and committee meetings.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During 1997, all of the directors of the Company attended at least 75%, and four directors of the Company attended 100%, of the meetings of the Board and the committees on which they served either in person or by teleconference. The Board held five meetings during the year 1997.

                               EXECUTIVE OFFICERS

     Set forth below are the names, ages, titles with the Company and present and past positions of the current executive officers of the Company. All officers serve at the pleasure of the Board of Directors and are appointed for one-year terms.

                 NAME                      AGE               TITLE, EXPERIENCE AND COMPANY
                 ----                      ---               -----------------------------
Douglas E. Swanson.....................    59    President, Chief Executive Officer and Director
                                                   1994 -- Present: President, Chief Executive Officer
                                                   and Chairman of the Board of the Company;
                                                   1992 -- 1994: President and Chief Executive Officer
                                                   of the Company; 1978 -- 1991: Executive Vice
                                                   President of the Company
Charles M. McCall......................    51    Senior Vice President -- Drilling Operations
                                                   1997 -- Present: Senior Vice President -- Drilling
                                                   Operations of the Company; 1991 -- 1997: Vice
                                                   President -- Drilling Operations of the Company;
                                                   1989 -- 1990; General Manager -- Drilling
                                                   Operations of the Company; 1986 -- 1989:
                                                   Manager -- Operations of the Company
Edward A. Guthrie......................    53    Vice President -- Finance and Chief Financial Officer
                                                   1996 -- Present: Vice President -- Finance and
                                                   Chief Financial Officer of the Company; 1992 --
                                                   1996: Vice President -- Finance of the Company;
                                                   1991: Vice President -- Controller of the Company;
                                                   1983 -- 1990: Controller of the Company
James P. Mitchen.......................    47    Vice President -- Business Development
                                                   1992 -- Present: Vice President -- Business
                                                   Development of the Company; 1991: Vice
                                                   President -- International Business Development of
                                                   the Company; 1989 -- 1990: Consultant for
                                                   Cliffs-Neddrill Turnkey International; 1985 --
                                                   1989: Vice President -- Finance of Bawden Drilling
                                                   Inc.
Gary W. Owen...........................    41    Vice President -- Engineering Services
                                                   1994 -- Present: Vice President -- Engineering
                                                   Services of the Company; 1993 -- 1994: Vice
                                                   President -- Turnkey Operations of the Company;
                                                   1991 -- 1993: Project Drilling Manager of Conoco,
                                                   Inc.; 1989 -- 1990: Drilling Superintendent of
                                                   Conoco, Inc.

                 NAME                      AGE               TITLE, EXPERIENCE AND COMPANY
                 ----                      ---               -----------------------------
Cindy B. Taylor........................    36    Vice President -- Controller and Secretary
                                                   1997 -- Present: Vice President -- Controller and
                                                   Secretary of the Company; 1996 -- 1997: Vice
                                                   President -- Controller of the Company;
                                                   1992 -- 1996: Controller of the Company;
                                                   1990 -- 1992: Senior Manager with Ernst & Young;
                                                   1988 -- 1990: Manager with Ernst & Young
Jim R. Wise............................    54    Vice President -- Domestic Drilling Operations
                                                   1997 -- Present: Vice President -- Domestic
                                                   Drilling Operations of the Company; 1993 -- 1997:
                                                   Executive Vice President of Southwestern Offshore
                                                   Corporation

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of the Company's Common Stock beneficially owned as of April 8, 1998 by each director, by certain executive officers and by all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, to the Company's knowledge each of the named persons and members of the group has sole voting and investment (dispositive) power with respect to the shares shown.

                                                         BENEFICIAL OWNERSHIP OF
                                                               COMMON STOCK
                                                         ------------------------
NAME                                                      AMOUNT      PERCENTAGE
----                                                     --------     -----------
Douglas E. Swanson.....................................   35,224(1,2)    *
Michael M. Cone........................................   20,000         *
Joseph E. Reid.........................................    4,000(3)      *
Donald W. Keller.......................................    3,000         *
John D. Weil...........................................    2,005(4)      *
H. Robert Hirsch.......................................    2,000         *
Robert M. McInnes......................................    1,000         *
Edward A. Guthrie......................................   33,500(1,2)    *
Gary W. Owen...........................................   16,500(1,2)    *
Charles M. McCall......................................   11,500(1,2)    *
Jim R. Wise............................................   11,500(1,2)    *
All directors and executive officers as a group (13
  persons).............................................  185,429(1,5)    1.2%

---------------

 *  less than 1.0% of class

(1) Does not include shares of Common Stock owned by the Company's 401(k) Plan for the benefit of employees of the Company, consisting of 9,835, 5,370, 2,587, 6,670 and 222 shares for Messrs. Swanson, Guthrie, Owen, McCall and Wise, respectively, and 31,605 shares for the directors and executive officers as a group (13 persons), as of December 31, 1997.

(2) Includes 24,000, 27,500, 4,500, 7,500 and 11,500 shares which may be acquired upon the exercise of options granted to Messrs. Swanson, Guthrie, Owen, McCall and Wise, respectively.

(3) Represents 4,000 shares of Common Stock which may be acquired upon the exercise of options granted to Mr. Reid.

(4) The information shown above was obtained from a Form 5 dated March 9, 1998, as filed with the Securities and Exchange Commission (the "Commission") by John D. Weil.

(5) In addition to the options specifically described in the foregoing footnotes, includes 34,000 shares which may be acquired upon the exercise of options granted to two officers excluding those named.

INCENTIVE EQUITY PLAN

     The Cliffs Drilling Company 1988 Incentive Equity Plan (the "Plan") is designed to encourage employee ownership of the Company's Common Stock and to assist the Company in attracting, retaining and rewarding key personnel. The Plan authorizes the Compensation Committee to grant to eligible participants of the Company and its subsidiaries and affiliates, during a period of 10 years from the date of stockholder approval of the Plan, stock options, stock appreciation rights ("SARs") and restricted or deferred stock awards, for up to 650,000 shares (pre-split) of Common Stock subject to adjustment for future stock dividends, stock splits, recapitalizations and similar events. The plan expires during 1998. The grants to date under the Plan have utilized all but 59,050 shares available for grant under such plan. The Board has unanimously approved the 1998 Incentive Equity Plan, and such plan is being submitted for the approval of stockholders at the Annual Meeting.

INCENTIVE BONUS PLAN

     Pursuant to the Company Incentive Bonus Plan ("Bonus Plan"), participants are provided an opportunity to receive additional compensation based on their performance and the performance of the Company. Eligible participants in the Bonus Plan are those officers and other key employees, determined on a calendar year basis, who by their individual contributions promote the interests of the Company and its subsidiaries. During each year the Bonus Plan is in effect, a target bonus for each eligible participant for such year is determined. At the end of each year, the Compensation Committee gives consideration to the Company's performance during such year in light of business conditions and earnings opportunities. On the basis of such determination, the Compensation Committee designates a percentage to be multiplied by the aggregate of such target bonuses for the participants, and the product obtained constitutes a general bonus pool from which individual bonuses are awarded.

     Individual bonuses for executive officers, excluding the Chief Executive Officer, are determined by the Compensation Committee after consulting with the Chief Executive Officer, and individual bonuses for other participants are determined by the Chief Executive Officer. The bonus for the Chief Executive Officer is determined by the Compensation Committee. Individual bonuses are based on the performance of a participant and of the business segment of the Company in which the participant is involved. A bonus for an individual can vary from zero to 150% of the target bonus; however, the aggregate of all bonuses paid under the Bonus Plan for any year cannot exceed such general bonus pool.

     In addition to a general bonus pool, a special bonus pool may be established in an amount equal to 10% of the aggregate amount of such target bonuses. Bonus awards may be made from such special bonus pool at the discretion of the Chief Executive Officer to participants whether or not they have received an award from the general bonus pool.

401(k) SAVINGS PLAN

     Pursuant to the Cliffs Drilling Company 401(k) Savings Plan (the "401(k) Plan"), any employee who has reached age 21 and completed 90 days of service may reduce his salary and have the Company contribute an equal amount on his behalf to the 401(k) Plan. Employee contributions range in one percent multiples up to 16% of salary, with a 1997 calendar year dollar maximum of $9,500, as required by the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Company contributes on behalf of each participant (or "matches") an amount equal to 100% of that portion of each participant's contribution which does not exceed 6% of the participant's annual salary. Both the employee and employer contributions for certain highly compensated employees may be further limited through the operation of the nondiscrimination requirements found in Sections 401(k) and 401(m) of the Code.

     Employee contributions may be invested in any or all of six investment options, at the choice of the participant. Contributions may be split between investment options in multiples of 5%. Employer contributions are invested in Common Stock. Employee contributions are 100% vested and non-forfeitable. Employer contributions are subject to a graded vesting schedule, with participants being fully vested upon completion of five years of service with the Company or a qualified affiliate. Distributions from the 401(k) Plan are made upon retirement, death, disability or separation from service. Contributions to the 401(k) Plan and earnings on contributions are not included in a participant's gross income until distributed to the participant.

     In 1989, the 401(k) Plan was amended to include provisions wherein participants are able to procure loans from their respective individual accounts within the 401(k) Plan, not to exceed one-half of each participant's vested balance in such accounts, limited to a maximum of $50,000. Repayments are achieved through systematic payroll deductions. All loans are documented by execution of promissory notes, secured by pledge of the participant's remaining vested balance in the respective accounts and are subject to interest at prevailing competitive rates. Other terms of the loans are governed by the Company's policies, subject to the rules, regulations and pronouncements promulgated by the Department of Labor, the Employee Retirement Income Security Act of 1974 and any other agency or statutes having regulatory authority over such matters.

DEFERRED COMPENSATION PLAN

     The Company adopted the Cliffs Drilling Company Deferred Compensation Plan (the "Deferral Plan") effective January 1, 1998. Eligibility for plan participation is determined by the plan's administrative committee which consists of Messrs. Swanson, Guthrie and McInnes (current Chairman of the Compensation Committee). At April 8, 1998, 27 of the Company's management employees and directors were eligible to participate in the Deferral Plan, of which all but 5 were actively participating.

     Under the Deferral Plan, the participating employees and directors may elect to defer (i) up to 50% of salary after reaching the annual deferral limitations applicable to the Company's 401(k) Plan, (ii) up to 100% of annual bonuses awarded, (iii) any shares of Common Stock issuable upon exercise of stock options, (iv) any shares of restricted or deferred stock, (v) any excess Company matching contributions refunded by the Company's 401(k) Plan, and (vi) up to 100% of directors' fees, as applicable. All participant deferrals are segregated in individual accounts monitored by a fund manager, and become general obligations of the Company. The individual account balances grow at varying rates depending upon individual participant investment elections. Participant deferrals may be invested in any of the six investment options currently provided by the Company's 401(k) Plan or in an account that accrues interest at a per annum rate of prime plus 2%. The Deferral Plan is unfunded and all benefits payable thereunder are to be derived from the Company's then current operating funds.

RETENTION PLAN FOR SALARIED EMPLOYEES

     The Cliffs Drilling Company Amended and Restated Retention Plan for Salaried Employees (the "Retention Plan") effective through May 19, 1999, provides certain additional benefits to employees, only upon the occurrence of certain events essentially constituting a change of control as defined in the Retention Plan. Under the provisions of the Retention Plan, an eligible employee of the Company whose employment is terminated by the Company during the term of the Retention Plan is entitled to receive a severance benefit equal to the greater of 6 to 12 months continuation of base salary (depending upon such employee's position) or the employee's weekly base salary times his or her number of years of continuous service with the Company. Eligible employees also are entitled to receive continuation of health and life insurance benefits and payment for unused vacation time accrued during the calendar year in which employment was terminated. Additionally, certain management employees are eligible for reimbursement of reasonable out-placement expenses in an amount up to 15% of their final annual base salary. Eligible participants under the Retention Plan may be reimbursed for legal fees and expenses incurred in enforcing their respective rights under the Retention Plan. The Retention Plan is unfunded, and all benefits payable thereunder are to be derived from the Company's then current operating funds. Any employees who have separate agreements with the Company providing for severance or other salary continuation benefits are not entitled to participate in the Retention Plan.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements ("Indemnification Agreements") with each of its directors and officers. The Indemnification Agreements provide indemnification for any amount which a director or officer is or becomes obligated to pay relating to or arising out of any claim made against such director or officer because of any act, failure to act or neglect or breach of duty, including, without limitation, an actual or alleged error, misstatement or misleading statement, which such director or officer commits, suffers, permits or acquiesces in while acting as a director or officer of the Company. The Indemnification Agreements are intended to provide benefits and protections beyond those provided for by the Company's Certificate of Incorporation.

EXECUTIVE AGREEMENTS

     The Company has entered into executive agreements ("Executive Agreements" ) with Messrs. Swanson, Guthrie, McCall and Mitchen regarding employment and benefits due to such executive officers upon a change of control. The purposes of the Executive Agreements are (i) to assure that the Company will have the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a change of control, (ii) to diminish the inevitable distraction of the executive resulting from the uncertainties and risks created by a pending or threatened change of control and (iii) to provide the executive with compensation and benefits arrangements upon a change of control that are competitive with those of other corporations.

     The Executive Agreement for Mr. Swanson has an initial term of three years, and the Executive Agreements for Messrs. Guthrie, McCall and Mitchen have initial terms of two years. The operative provisions of each Executive Agreement remain dormant until a change of control occurs. During this dormant period, the Executive Agreement is automatically renewed for successive three-year or two-year terms (as the case may be) upon each anniversary of the date of the Executive Agreement, unless the Company affirmatively takes action to cease such renewals. Benefits are triggered in two stages: (i) the operative provisions take effect upon a change of control and (ii) severance benefits become payable upon termination of employment thereafter.

     Change of Control Provisions. The definition for change of control ( "Change of Control" ) in the Executive Agreements is identical to that used in the Company's Incentive Equity Plan and the Retention Plan. Upon a Change of Control, the executive is provided with an employment agreement for a three-year term (with respect only to Mr. Swanson) or a two-year term (with respect to Messrs. Guthrie, McCall and Mitchen). The Executive Agreements provide that during the term of employment following a Change of Control, the executive's duties, responsibilities, compensation and benefits will continue on substantially the same terms and conditions as prior to the Change of Control.

     Severance Benefits upon Termination of Employment Following a Change of Control. The Executive Agreements specify the severance benefits due to the executive upon termination of the executive's employment during the employment period following a Change of Control of the Company. Such termination may be by the Company for cause (as defined in the Executive Agreements) or without cause, or by the voluntary termination by the executive for good reason (as defined in the Executive Agreements) or without good reason, or by reason of the death or disability of the executive. Upon termination of employment by the executive with good reason or by the Company without cause, the executive becomes entitled to a lump-sum severance package equivalent to all compensation and benefits he would have received for the remainder of the employment period, as though no termination occurred, as well as the immediate vesting of stock options, SARs and other fringe benefits (out-placement services, etc.). Termination by the executive without good reason or by the Company for cause shall operate to reduce the severance benefits available. The Company is obligated to "gross-up" any severance compensation payments in order to cover excise taxes, interest or penalties, if any, imposed under the Code.

     Miscellaneous. The Executive Agreements are not intended to supplant or modify any other agreements, plans or policies to which the executive is a party or which cover the executive, except that to the extent the executive is entitled to benefits under both the Retention Plan and the Executive Agreement, the executive waives all rights, claims, benefits or payments arising out of the Retention Plan. Finally, the executive agrees that, except as otherwise provided in any other agreement between the executive and the Company, the executive's employment is "at will" and may be terminated by the executive or the Company prior to the occurrence of a Change of Control without triggering the benefits provided under the Executive Agreement.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table set forth below is intended to provide stockholders a concise comprehensive overview of compensation awarded, earned or paid during the reporting period. The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the 4 other most highly paid executive officers for services rendered in all capacities during the fiscal years 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                      ---------------------------------
                                                                              AWARDS            PAYOUTS
                                                       ANNUAL         -----------------------   -------
                                                   COMPENSATION(1)    RESTRICTED   SECURITIES
                                                  -----------------     STOCK      UNDERLYING    LTIP      ALL OTHER
                                         FISCAL   SALARY     BONUS      AWARDS      OPTIONS     PAYOUTS   COMPENSATION
                                          YEAR      ($)       ($)      ($)(2,3)       (#)       ($)(4)       ($)(5)
                                         ------   -------   -------   ----------   ----------   -------   ------------
Douglas E. Swanson.....................   1997    366,667   500,000       --         20,000     269,325      16,574
  President and Chief                     1996    295,000   350,000       --         56,000         --       17,927
  Executive Officer                       1995    251,667   130,000       --             --         --       14,877

Charles M. McCall......................   1997    170,417   120,000       --         10,000     119,700      11,248
  Senior Vice President --                1996    131,500    76,380       --         10,000         --       10,099
  Drilling Operations                     1995    123,833    52,000       --             --         --        8,813

Edward A. Guthrie......................   1997    162,708   125,000       --         10,000     119,700      12,117
  Vice President -- Finance               1996    139,792    90,000       --         30,000         --       11,726
  and Chief Financial Officer             1995    117,000    55,000       --             --         --        9,088

Gary W. Owen...........................   1997    140,000   145,000       --          4,000         --        9,133
  Vice President --                       1996    123,500    60,000       --         10,000         --        8,124
  Engineering Services                    1995    115,833    35,000       --             --         --        7,645

Jim R. Wise(6).........................   1997    170,433    90,000       --          3,000         --        3,691
  Vice President --                       1996     99,108    30,060       --         40,000         --        2,051
  Domestic Drilling Operations

---------------

(1) Amounts shown include cash compensation earned and received by executive officers, as well as amounts earned but deferred at the election of those executive officers relating to their participation in the Company's Deferred Compensation and 401(k) Plans. The bonuses shown above for 1997, 1996 and 1995 were earned for those years, but were paid in the first quarter of the following year (except that $100,000 of Mr. Swanson's 1996 bonus was paid in May, 1996 and $40,000 of Mr. Owen's 1997 bonus was paid in July, 1997).

(2) A total of 17,000 shares of restricted stock (as adjusted to reflect the stock split) with an aggregate value of $735,250 as of December 31, 1997, net of consideration paid, were issued to these executive officers (other than Messrs. Owen and Wise) effective December 31, 1992, in consideration for full-recourse interest bearing promissory notes of that same date, payable to the Company by the respective executive officers. The amount of each promissory note was equal to the market value of the restricted stock at the date of award. Such restricted stock was issued in conjunction with long-term incentive awards in the form of deferred stock granted December 31, 1992 under the Company's 1988 Incentive Equity Plan, in tandem with the restricted stock awarded. See also footnote (4) below.

(3) Restrictions have lapsed on all shares of restricted stock previously awarded to the named executive officers. The Plan provides for the automatic deferral and deemed reinvestment of dividends paid on restricted stock awards under the Plan. No dividends have been paid to date on any shares of restricted stock.

(4) Long-term incentive awards in the form of deferred stock were granted on December 31, 1992 and were subject to the attainment of performance conditions. Such deferred stock awards allowed the holder to receive varying percentages of a specified number of shares of Common Stock at the end of the five-year period ended December 31, 1997, based on the level of appreciation of the Company's book value per share of Common Stock during said five-year period. The terms of the awards provided that if the book value per share (defined as consolidated stockholders' equity divided by the number of outstanding shares of Common Stock) increased by less than ten percent (10%) compounded annually for five years, then no portion of the deferred stock was earned and all such deferred stock was forfeited. If the book value per share increased by at least ten percent (10%), but less than fifteen percent (15%), compounded annually for five years, then sixty percent (60%) of the deferred stock was earned and the balance was forfeited. One hundred percent (100%) of the deferred stock awarded was earned if the book value per share increased by at least fifteen percent (15%) compounded annually for five years. Deferred stock awards were earned at the 60% rate, and a total of 10,200 shares of deferred stock (as adjusted to reflect the stock split) with an aggregate value of $508,725 as of December 31, 1997 were issued to the above executive officers (other than Messrs. Owen and Wise).

(5) The amounts shown in this column for the last fiscal year are comprised of the following: an aggregate of $40,591 of Company payments to the Company's 401(k) Plan, consisting of $9,500, $9,500, $9,500, $8,400 and $3,691 on behalf of Messrs. Swanson, McCall, Guthrie, Owen and Wise, respectively, and an aggregate of $12,172 of deemed compensation resulting from Company paid split dollar life insurance premiums in the amount of $7,074, $1,748, $2,617 and $733 on behalf of Messrs. Swanson, McCall, Guthrie and Owen, respectively.

(6) Amounts shown above for Mr. Wise are for his period of employment with the Company commencing May 24, 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table presents the total number of the Company's Common Stock options granted to the reportable executive officers on May 21, 1997. No SAR grants were awarded during fiscal year 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                  ------------------------------------------------      VALUE AT ASSUMED
                                  NUMBER OF    % OF TOTAL                                ANNUAL RATES OF
                                  SECURITIES    OPTIONS                                    STOCK PRICE
                                  UNDERLYING   GRANTED TO   EXERCISE                    APPRECIATION FOR
                                   OPTIONS     EMPLOYEES     OR BASE                       OPTION TERM
                                   GRANTED     IN FISCAL      PRICE     EXPIRATION    ---------------------
NAME                               (#)(1,2)       YEAR      ($/SH)(3)      DATE        5%($)       10%($)
----                              ----------   ----------   ---------   ----------    --------   ----------
Douglas E. Swanson..............    20,000        23.1%       32.75     5/20/2007     411,923    1,043,900
Charles M. McCall...............    10,000        11.6%       32.75     5/20/2007     205,961      521,950
Edward A Guthrie................    10,000        11.6%       32.75     5/20/2007     205,961      521,950
Gary W. Owen....................     4,000         4.6%       32.75     5/20/2007      82,385      208,780
Jim R. Wise.....................     3,000         3.5%       32.75     5/20/2007      61,788      156,585

---------------

(1) Stock options granted in 1997 are exercisable in increments of 50%, 25% and 25%, respectively, commencing one, two and three years after the grant date. The stock options were granted for a term of 10 years, subject to earlier termination in certain events relating to cessation of employment.

(2) Under the terms of the Company's 1988 Incentive Equity Plan, the Compensation Committee retains discretion, subject to the Plan limitations, to modify the terms of outstanding stock options and to reprice the stock options.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table presents the total number of the Company's Common Stock options held by the reportable executive officers at December 31, 1997, denoting the exercisability of each option at that time.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                              OPTIONS/SARS AT FISCAL      OPTIONS/SARS AT FISCAL
                                   SHARES                           YEAR-END(#)                 YEAR-END($)
                                 ACQUIRED ON      VALUE      -------------------------   -------------------------
             NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----                -----------   -----------   -------------------------   -------------------------
Douglas E. Swanson.............    67,200       2,904,056              --/48,000                 --/1,347,000
Charles M. McCall..............    27,000       1,361,305              --/15,000                   --/350,625
Edward A. Guthrie..............    22,000       1,090,656          15,000/25,000              538,125/709,375
Gary W. Owen...................    15,000         694,375               --/9,000                   --/247,875
Jim R. Wise....................    20,000         804,580              --/23,000                   --/768,875

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Six non-employee directors comprise the Compensation Committee which is responsible for setting and administering executive officers' salaries, annual bonuses and the incentive plans that govern the compensation paid to all such executives. In addition, the Compensation Committee advises and consults with management regarding benefit plans and compensation policies and practices of the Company.

  Compensation Philosophy

     The executive compensation program of the Company has been designed to motivate, reward, attract and retain the management deemed essential to ensure the success of the Company. The program seeks to align executive compensation with Company objectives, business strategy and financial performance. In applying these principles, the Compensation Committee seeks to:

     - Reward executives for long-term strategic management and the enhancement of stockholder value;

     - Support an environment that rewards performance with respect to Company goals, as well as Company performance relative to industry competitors;

     - Integrate compensation programs with the Company's short and long-term strategic plans;

     - Attract and retain key executives critical to the long-term success of the Company and each of its business segments; and

     - Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

     The executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options, restricted stock, deferred stock and stock appreciation rights, and benefits typically offered to executives by major corporations. The Company's current compensation levels, excluding certain long-term incentive compensation associated with the 1988 Incentive Equity Plan, are within the $1 million limitation on corporate tax deductions imposed by the Omnibus Reconciliation Act of 1993 (the "Act") as codified under Section 162(m) of the Code. To the extent that long-term incentive compensation associated with the 1988 Incentive Equity Plan qualifies as "performance-based," such compensation is not included in the computation of amounts subject to the limit. The Compensation Committee cannot predict with certainty how or to what extent the Company's executive compensation might be affected in the future by the Act or regulations issued thereunder. However, the Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could occur in certain circumstances.

     As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based upon performance incentives and a lesser portion upon salary and employee benefits, causing greater variability in the individual's absolute compensation level from year to year. In addition, the higher that one rises in the Company, the greater the mix of compensation shifts to reliance on the value of the Common Stock through stock-based awards.

  Base Salaries

     Base salaries for executive officer positions are generally determined by competitive factors. These competitive factors include primarily the base salary of other top executives of drilling contractors and the oil service sector. Salary reviews and market comparisons are conducted annually.

     The Company has participated in drilling industry management compensation surveys since 1983. Members of the Compensation Committee review the various compensation surveys to determine comparable compensation provided by similar companies. The Compensation Committee also considers business performance, general economic conditions, and for those officers responsible for a particular business segment, the financial and non-financial results of the applicable business segment, including implementation and accomplishment of Company goals and objectives.

     The salaries of the Chief Executive Officer and the named executive officers were established at the meeting of the Compensation Committee on May 21, 1997, and there have been no increases in base salaries for the Chief Executive Officer or the other named individuals since the May, 1997 meeting.

  Incentive Bonus Plan

     The compensation policy of the Company dictates that a substantial portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, much of an executive officer's compensation is "at risk," with annual bonus compensation at target levels amounting to approximately 50% of base salary.

     Under the Company's Incentive Bonus Plan, bonuses are awarded annually based on the executive's individual performance and the performance of the business segment associated with such executive in relation to specific goals and objectives. In the case of the Chief Executive Officer, the performance of the entire Company is evaluated in relation to specific performance goals.

     The performance goals for the Chief Executive Officer and the other executive officers include both financial and non-financial objectives, including achieving certain financial targets in relation to internal budgets, developing internal infra-structure and enhancing positions in certain markets. The financial criteria include, among other things, controlling direct and overhead expenses, increasing cash flow from operations and increasing net income. The non-financial criteria include expansion of the Company's market share in both the domestic and international markets, as well as developing operations in identified strategic markets. Subsequent to the end of the year, a review of the performance is made by the Compensation Committee against these goals and annual incentive awards, if any, are approved and recommended by the Compensation Committee to the Board.

     On February 18, 1998 the Compensation Committee granted a total of $1,140,000 under the Incentive Bonus Plan to the Company's then seven (7) executive officers, including awards to Messrs. Swanson, McCall, Guthrie, Owen and Wise of $500,000, $120,000, $125,000, $105,000 and $90,000, respectively, and a total of $877,950 to certain other key employees as a group. In 1998, the Compensation Committee awarded bonuses to three non-executive officer employees in excess of the per individual limit (150% of target bonus) provided for in the Incentive Bonus Plan for extraordinary performance in 1997. All of the bonuses awarded were paid in February, 1998, unless the recipient elected deferrals under the Deferral Plan.

  Incentive Equity Plan

     The Incentive Equity Plan was established in 1988 to reward performance of officers and key employees through the award of stock options, stock appreciation rights and restricted or deferred stock awards. This plan reinforces the long-term portion of the compensation plan available to each of the officers and key employees and places emphasis on an increase in stockholder value. During 1997, the Compensation Committee awarded options granting rights to acquire a total of 86,500 shares (as adjusted to reflect the stock split) of Common Stock, encompassing 55,000 shares of Common Stock awarded to the Company's then seven (7) executive officers, including awards to Messrs. Swanson, McCall, Guthrie, Owen and Wise of 20,000, 10,000, 10,000, 4,000 and 3,000 shares of Common Stock, respectively, and a total of 31,500 shares of Common Stock to certain other key employees. During 1997, the Compensation Committee also awarded 3,000 shares of restricted stock to two key employees and a total of 87,600 shares in an award which covered most salaried employees of the Company other than executive officers.

  Chief Executive Officer

     The Compensation Committee's intention is to link the compensation of the Company's Chief Executive Officer with the Company's operating and financial performance, as well as the enhancement of stockholder value. In determining Mr. Swanson's award under the Incentive Bonus Plan, the Committee was influenced by his strong leadership and corporate direction regarding the Company's 1997 performance, particularly the Company's operational, financial and business development accomplishments, the substantial increase in stockholder equity and the consummation of several asset acquisitions. The Company, during fiscal year 1997, increased the market value of its Common Stock approximately 58%, recorded an increase in net income of 224%, expanded its daywork drilling operations in Venezuela and Trinidad and also entered into a new market, Brazil.

  Summary

     The Compensation Committee believes the compensation philosophy of aligning executive compensation with Company objectives, business strategy and financial performance best links executive compensation with the long-term interest of stockholders. In connection with performance reviews and the goals targeted to enhance stockholder value, key officers and employees are rewarded accordingly. The Compensation Committee believes 1997 compensation adequately reflects the Company's compensation policies and practices.

                             COMPENSATION COMMITTEE
                          Robert M. McInnes, Chairman
                                Michael M. Cone
                                H. Robert Hirsch
                                Donald W. Keller
                                 Joseph E. Reid
                                  John D. Weil

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION COMMITTEE DECISIONS

     During the Company's 1997 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

     No member of the Compensation Committee of the Board of Directors of the Company was, during the 1997 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure according to applicable rules and regulations of the Securities and Exchange Commission, except Mr. Cone, a member of the Compensation Committee who was formerly an executive officer of the Company.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the Company's peer group index (Simmons & Company Offshore Drillers Index).

                                                                       Simmons &
                                                                        Company          Standard &
               Measurement Period                 Cliffs Drilling       Offshore         Poor's 500
             (Fiscal Year Covered)                    Company        Drillers Index     Stock Index
1992                                                           100               100               100
1993                                                         103.1             167.9             107.1
1994                                                          92.4             137.7             105.4
1995                                                         117.0             265.4             141.4
1996                                                         509.1             629.7             170.0
1997                                                         802.9             809.3             222.7

---------------

(1) The plot points shown in the performance graph and accompanying table above are calculated as of December 31st of each fiscal year.

(2) The Standard & Poor's 500 Stock Index and the Simmons & Company Offshore Drillers Index are calculated using total returns to common stock assuming reinvestment of dividends.

(3) The Simmons & Company Offshore Drillers Index includes Atwood Oceanics, Inc., Cliffs Drilling Company, Diamond Offshore Drilling, Inc., ENSCO International, Inc., Falcon Drilling Company, Inc., Global Marine Inc., Marine Drilling Company, Inc., Noble Drilling Corporation, Pride International, Reading & Bates Corporation, Rowan Companies, Inc., Santa Fe International, Smedvig a.s. and Transocean Offshore Drilling Inc.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information concerning the number of shares of Common Stock beneficially owned as of April 8, 1998 (except as otherwise indicated) by each person or "group" (as that term is used in the Securities Exchange Act of 1934) known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock as of that date. Unless otherwise noted, to the Company's knowledge each person listed below has sole voting and dispositive power with respect to the shares listed.

                                                                BENEFICIAL OWNERSHIP OF
                                                                     COMMON STOCK
                                                                -----------------------
NAME OF BENEFICIAL OWNER                                         AMOUNT      PERCENTAGE
------------------------                                        ---------    ----------
Pilgrim Baxter & Associates, Ltd.(1)
  825 Duportail Road
  Wayne, Pennsylvania 19087.................................    1,278,730       8.0%
Nicholas Applegate Capital Management(2)
  600 West Broadway, 29th Floor
  San Diego, CA 92101.......................................      986,614       6.2%
Cambridge Investments, Ltd.(3)
  600 Montgomery Street, 43rd Floor
  San Francisco, CA 94111...................................      980,200       6.2%
FMR Corp.(4)
  82 Devonshire Street
  Boston, MA 02109..........................................      790,020       5.0%

---------------

(1) The information shown above was obtained from the Schedule 13G (Amendment No. 1) dated February 17, 1998 as filed with the Securities and Exchange Commission (the "Commission") by Pilgrim Baxter & Associates, Ltd. Of the shares reflected as beneficially owned, Pilgrim Baxter & Associates, Ltd. has sole voting power over 1,085,130 shares of Common Stock and shared voting power and sole dispositive power over 1,278,730 shares of Common Stock, and the PBHG Growth Fund has sole voting and dispositive power with respect to 883,000 shares of Common Stock.

(2) The information shown above was obtained from the Schedule 13G (Amendment No. 1) dated February 3, 1998 as filed with the Commission by Nicholas Applegate Capital Management. Of the shares reflected as beneficially owned, Nicholas Applegate Capital Management has sole voting power over 781,456 shares of Common Stock, shared voting power over 3,266 shares of Common Stock, and sole dispositive power over 986,614 shares of Common Stock.

(3) The information shown above was obtained from the Schedule 13D (Amendment No. 2) dated January 16, 1998 as filed with the Commission by Cambridge Investments, Ltd.

(4) The information shown above was obtained from the Schedule 13G (Amendment No. 3) dated February 14, 1998, as filed with the Commission by FMR Corp. ("FMR"). Of the 790,020 shares reflected as beneficially owned, FMR has sole voting power over 237,800 shares of Common Stock and sole dispositive power over 790,020 shares of Common Stock, and Edward C. Johnson 3d and Abigail P. Johnson each have sole dispositive power over 790,020 shares of Common Stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent (10%) stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the

Company believes that all filing requirements applicable to its officers and directors and greater-than-ten-percent beneficial owners were complied with, except that Mr. Weil, a director of the Company, made late filings of five reports covering an aggregate of ten transactions; Mr. Keller, a recently elected director of the Company, and Mr. Wise, a recently appointed executive officer of the Company , each made a late filing of one initial beneficial ownership report; and Mr. Swanson, President and Chairman of the Board of the Company, made a late filing of one report covering one transaction when the filing was delayed by two days due to a delivery error.

                              CERTAIN TRANSACTIONS

     There are no transactions or relationships between management and the Company or others which are material and are required to be disclosed.

              PROPOSED ADOPTION OF THE 1998 INCENTIVE EQUITY PLAN

     The Board has adopted the 1998 Incentive Equity Plan (the "1998 Plan") subject to the approval of the Company's stockholders being solicited by this proxy statement. A summary of the principal features of the 1998 Plan is set forth below, but is qualified in its entirety by reference to the full text of the 1998 Plan, a copy of which is attached to this Proxy Statement as Appendix
A. All defined terms used below have the meanings set forth in the 1998 Plan unless otherwise indicated. The closing price of the Company's Common Stock on April 7, 1998 as reported by the New York Stock Exchange was $40 3/4 per share.

SUMMARY OF THE 1998 INCENTIVE EQUITY PLAN

     Permitted Awards; Eligibility. The 1998 Plan permits the granting of any or all of the following types of awards ("Awards"): stock options to purchase shares of the Company's Common Stock ("Options"), stock appreciation rights ("SARs"), restricted stock and deferred stock. All employees of the Company or any related company, all individuals to whom a bona fide written offer of employment has been extended by the Company or any related company, and all non-employee directors of the Company are eligible to receive Awards pursuant to the 1998 Plan. At the current time, approximately 750 employees and 6 non-employee directors are eligible to participate in the 1998 Plan.

     Administration. The 1998 Plan is to be administered by the Compensation Committee which shall consist of two or more members of the Board. The Compensation Committee shall have the authority and discretion, subject to the provisions of the 1998 Plan, to select from among the eligible participants those persons who are to receive Awards; to determine the time of receipt, the types of Awards and the number of shares covered by the Awards; to establish the terms, conditions, restrictions and other provisions of such Awards; and to cancel or suspend Awards.

     The Compensation Committee has the authority to determine the extent to which Awards will be structured to conform to the requirements applicable to performance-based compensation as set forth in section 162(m) of the Code and to establish performance goals and measurements based on specified levels of, or growth in, one or more of the following business criteria: net income, pre-tax income, earnings per share, revenues, return on investment, return on net assets, return on equity, operating ratio, cash flow, stockholder return, market capitalization, total equity, economic profit (defined as the difference between (A) after-tax earnings and (B) the cost of capital multiplied by total capital used), economic value added (defined as economic profit for the current year minus economic profit for the prior year), quality improvements, market share, strategic positioning, systems improvement or customer satisfaction.

     The Compensation Committee is authorized to interpret the 1998 Plan and to establish, amend and rescind rules and regulations as it may deem advisable for administration of the 1998 Plan. All determinations made by the Compensation Committee in connection with the 1998 Plan shall be final and binding.

     Shares Subject to the 1998 Plan. The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries pursuant to the 1998 Plan is 1,000,000 shares of Common

Stock, plus any shares remaining available for future awards under the 1988 Incentive Equity Plan and any shares that are represented by awards granted under the 1988 Incentive Equity Plan which are forfeited, expire or are canceled without delivery of shares of Common Stock. The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Stock Options or SARs during any three consecutive calendar years pursuant to the 1998 Plan is 200,000 shares. The maximum number of shares that may be covered by Awards granted to any one individual pursuant to restricted stock or deferred stock during any three consecutive calendar years pursuant to the 1998 Plan is 100,000 shares.

     To the extent any shares of Common Stock covered by an Award are not delivered because the Award is forfeited, canceled or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available pursuant to the 1998 Plan. In the event of a corporate transaction affecting the capitalization of the Company, the Compensation Committee may adjust (i) the number and kind of shares which may be delivered under the 1998 Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the exercise price of outstanding Options.

     Stock Options. The 1998 Plan permits the granting of Options that either qualify as Incentive Stock Options ("ISOs") under Section 422 (b) of the Code, or do not so qualify ("Non-Qualified Stock Options"). The exercise price for each share of Common Stock covered by an Option shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of such share on the date of grant.

     The term of each option will be fixed by the Compensation Committee, but may not exceed 10 years from the date of grant. The Compensation Committee will determine at which time or times each Option may be exercised. The exercisability of options may be accelerated by the Compensation Committee.

     In the event of termination of employment of an optionee by reason retirement, disability or death, an Option may thereafter be exercised (to the extent it was then exercisable) for various periods of up to three years (or such shorter period as the Compensation Committee shall determine at grant), subject to the stated term of the option. If an optionee's employment terminates voluntarily or involuntarily for any reason other than retirement, disability or death, his Options may be exercised, to the extent then exercisable, for three months following termination (unless otherwise determined by the Compensation Committee), except that Options cease to be exercisable upon termination for "cause" (as defined in the 1998 Plan).

     The Compensation Committee may authorize all or a portion of any award of Options (other than ISOs) to be granted on terms which permit transfer by the participant to the spouse, parents, children, stepchildren, sisters, brothers or grandchildren of the participant and to certain trusts, partnerships or limited liability companies related to the participant. Except as set forth in the 1998 Plan and in the applicable agreement, no Awards shall be transferred, assigned, sold, pledged, mortgaged or encumbered by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualifying domestic relations order.

     Stock Appreciation Rights. The Compensation Committee may also grant SARs in conjunction with Options, entitling the holder upon exercise to receive an amount in cash and/or shares of Common Stock (as determined by the Compensation Committee) equal in value to the increase since the date of grant in the fair market value of the Common Stock covered by such right. Each SAR will terminate upon the exercise or termination of the related Option.

     Restricted Stock. The Compensation Committee may also award restricted stock subject to certain conditions set forth in the 1998 Plan and such other conditions and restrictions as the Compensation Committee may determine, which may include the attainment of performance goals and the payment of a purchase price which shall be not less than par value. Prior to the lapse of restrictions on shares of restricted stock, the participant will have all rights of a stockholder with respect to such shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock (and any dividends on such shares) or specifically set forth in the participant's restricted stock award agreement.

     Shares of restricted stock are non-transferable during the restriction period established by the Compensation Committee. Unless otherwise provided in the applicable agreement, upon termination of a participant's employment with the Company or a related company for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the participant, although the Compensation Committee may waive any such restrictions in the event of termination of employment due to death or disability. Based on service, performance or such other factors or criteria as the Compensation Committee may determine, the Compensation Committee may, at or after grant, provide for the lapse of such restrictions in installments or may accelerate or waive such restrictions in whole or in part.

     Deferred Stock. The Compensation Committee may also make deferred stock awards under the 1998 Plan, which involve the non-transferable right to receive shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates, as determined by the Compensation Committee. Receipt of deferred stock may be conditioned in such manner as the Compensation Committee shall determine, including being conditioned on continued employment or attainment of performance goals.

     A recipient of a deferred stock award must enter into an agreement setting forth the applicable provisions for deferral of the shares of Common Stock covered by such award, as determined by the Compensation Committee. Except as otherwise determined by the Compensation Committee, all such rights will terminate upon the participant's termination of employment. Any deferral restrictions under a deferred stock award may be accelerated or waived by the Compensation Committee, at or after grant, based on service, performance or such other factors or criteria as the Compensation Committee may determine.

     Dividend Deferrals under the 1998 Plan. The 1998 Plan provides for the automatic deferral and deemed reinvestment of (i) dividends paid on restricted stock awards under the 1998 Plan and (ii) in the case of deferred stock awards, amounts equal to dividends which would have been paid if shares of Common Stock subject to such award had been outstanding, in each case unless otherwise determined by the Compensation Committee.

     Settlement of Awards. Awards may be settled through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or any combination thereof as the Compensation Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Compensation Committee shall determine.

     Amendment and Termination. The Board may amend, alter or discontinue the 1998 Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a participant under an award then outstanding under the 1998 Plan without the participant's consent, or which, without the approval of the Company's stockholders, except as provided in the 1998 Plan, increase the number of shares reserved for grants under the 1998 Plan. The Compensation Committee may amend the terms of any outstanding award therefore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without the holder's consent.

     Change in Control Provisions. The 1998 Plan provides that in the event of a "Change in Control" (as defined in the 1998 Plan) or a "Potential Change in Control" (as defined in the 1998 Plan), the Board or the Compensation Committee may provide that (i) any or all Options and related SARs (to the extent outstanding for at least six months) will become fully vested and immediately exercisable, (ii) the restrictions and deferral limitations applicable to outstanding restricted and deferred stock awards will lapse and the shares of Common Stock covered thereby will fully vest, and (iii) the value of any or all outstanding Options and restricted or deferred stock awards will be cashed out on the basis of the highest price paid or offered for the Common Stock during the preceding 60-day period, or such other date as may be determined by the Compensation Committee.

     Federal Income Tax Consequences. The following summary is a description of the Federal income tax consequences to the recipient and the Company of the issuance and exercise of stock options granted pursuant to the 1998 Plan. The summary is not intended to be an exhaustive or comprehensive description of all possible tax effects.

     The grant of an ISO will not be treated as taxable income to the optionee for federal tax purposes, and will not result in a deduction for the Company for tax purposes. On exercise of an ISO, the optionee will not recognize any taxable income, and the Company will not be entitled to a deduction for tax purposes, although exercise of an ISO may give rise to liability under the alternative minimum tax provisions of the Code. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal income tax purposes, dispositions are either qualifying or disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the Option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares, over (ii) the exercise price paid for such shares. Upon a disqualifying disposition of the shares, the optionee will recognize ordinary income (and the Company will be entitled to a deduction for tax purposes) in an amount equal to the lesser of (a) the excess of (i) the fair market value of those shares on the date the option was exercised, over (ii) the exercise price paid for the shares, or (b) the gain on sale. Any gain of the optionee making a disqualifying disposition in excess of
(a) above will be treated as a capital gain. However, a disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO. To the extent the optionee must recognize ordinary income on the sale or other disposition of purchased shares, the Company will be entitled to a corresponding deduction for tax purposes of the same amount.

     The grant of Non-Qualified Stock Options will not result in any taxable income to the optionee or a deduction for the Company. Upon exercise, the amount by which the fair market value of the purchased shares on the exercise date exceeds the option price will generally be taxable to the optionee as compensation income and deductible by the Company for tax purposes. Upon disposition of the shares, appreciation or depreciation after the exercise date is treated as a short-term or long-term capital gain or loss to the optionee and will not result in any deduction by the Company.

     It is expected that the Company's tax deductions associated with the exercise of Options pursuant to the 1998 Plan will not be limited by the $1 million deductibility limit imposed by Section 162(m) of the Code.

     Automatic Stock Option Awards. The 1998 Plan provides for an automatic grant of Non-Qualified Stock Options for a total of 4,000 shares of Common Stock to each of the Company's non-employee directors on the date of their initial election to the Board, and a total of 2,000 shares of Common Stock to each of the Company's continuing or re-elected non-employee directors on the date of each Annual Meeting of Stockholders. Each such option shall have an exercise price equal to the fair market value of the stock on the date of grant and will be for a term of 10 years, with 50% becoming exercisable after one year and 25% after each of the succeeding 2 years. Such options become immediately exercisable upon a "Change of Control" or "Potential Change of Control" as and to the extent provided under the 1998 Plan. No action by the Compensation Committee is required to effect any such grants.

VOTE REQUIRED

     Approval of the 1998 Incentive Equity Plan will require the affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting.

     The Board has unanimously approved the 1998 Incentive Equity Plan and recommends a vote "FOR" the proposal.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     By resolution of the Board, the firm of Ernst & Young LLP, Certified Public Accountants, was chosen as the independent public accountants to examine the books, records and accounts of the Company for the year 1998. In accordance with that same resolution, this selection is being presented to the stockholders for ratification. Ernst & Young LLP have been the independent public accountants of the Company since 1978. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders on

May 13, 1998, with an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. If the stockholders do not ratify the employment of Ernst & Young LLP, the selection of independent public accountants will be reconsidered by the Board.

                           1999 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Secretary of the Company at its principal office at 1200 Smith Street, Suite 300, Houston, Texas 77002, no later than December 10, 1998.

                               VOTING PROCEDURES

     All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be determined by written ballot. Directors shall be elected by the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Ratification of the selection of Ernst & Young LLP as independent auditors of the Company will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Approval of the 1998 Incentive Equity Plan will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

     All shares represented by proxies that reflect abstentions or "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Although abstentions and broker non-votes will not affect the outcome of the election of directors, abstentions and broker non-votes will have the effect of a vote "against" ratification of the selection of Ernst & Young LLP as independent auditors of the Company and a vote "against" approval of the 1998 Incentive Equity Plan.

                                 OTHER BUSINESS

     The Board knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO VOTE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                            By order of the Board of Directors

                                            /s/ CINDY B. TAYLOR

                                            CINDY B. TAYLOR
                                            Vice President -- Controller and
                                            Secretary

                            CLIFFS DRILLING COMPANY
                           1998 INCENTIVE EQUITY PLAN

SECTION 1. PURPOSE.

     This Cliffs Drilling Company 1998 Incentive Equity Plan is intended to encourage Eligible Participants to become owners of Stock of Cliffs Drilling Company in order to increase their interest in the Company's long-term success, to provide incentive equity opportunities which are competitive with other similarly situated corporations and to stimulate the efforts of Eligible Participants by giving suitable recognition for services which contribute materially to the Company's success.

SECTION 2. DEFINITIONS.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means any entity other than the Company and its Subsidiaries which the Board designates as an "Affiliate" for the purposes of this Plan.

     (b) "Award" means any award or benefit granted to any Eligible Participant pursuant to the Plan, including without limitation, any Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, or a participant's failure to perform his work in accordance with reasonable standards established by the Company, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (f) "Committee" means the Committee referred to in Section 3 of the Plan. If at any time a Committee shall not be in existence, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     (g) "Company" means Cliffs Drilling Company, a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (h) "Deferral Period" means the initial period of time during which shares of Deferred Stock awarded pursuant to Section 8 are subject to deferral limitations under Section 8(c).

     (i) "Deferred Stock" means an Award made pursuant to Section 8 of the right to receive Stock at the end of a specified deferral period.

     (j) "Disability" means permanent and total disability as determined under the Company's long-term disability program.

     (k) "Eligible Participant" means (i) any employee of the Company or a Subsidiary or Affiliate of the Company, (ii) any individual to whom a bona fide written offer of employment from the Company or a Subsidiary or Affiliate of the Company has been extended, and (iii) any Non-Employee Director of the Company.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (m) "Fair Market Value" means, as of any given date, the closing price of the Stock on such date as reported on the principal United States securities exchange on which the Stock is listed, or if the Stock is not so listed, the closing price as quoted on the NASDAQ National Market System, or if the Stock is not so listed or quoted, the closing bid as quoted on the NASDAQ over-the-counter market; provided, that if no such prices are so reported or quoted on that date or if, in the discretion of the Committee, another means of determining the Fair Market Value of a share of Stock at such date is deemed necessary or advisable, the Committee may provide for another means for determining such Fair Market Value.

     (n) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422(b) of the Code.

     (o) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (p) "Non-Employee Director" means any director of the Company who at the time of his or her service is not an employee of the Company or any Subsidiary or Affiliate of the Company.

     (q) "Plan" means the Cliffs Drilling Company 1998 Incentive Equity Plan, as hereafter amended from time to time.

     (r) "Restriction Period" means the period of time during which shares of Stock awarded to a participant pursuant to Sections 8(a) and (b) remain subject to the restrictions referred to in Section 8(b).

     (s) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 8.

     (t) "Retirement" means retirement from active employment or service with the Company or any Subsidiary or Affiliate on or after the normal retirement date specified in, or pursuant to the early retirement provisions of, such employer's retirement policy.

     (u) "Stock" means the shares of Common Stock, par value $.01 per share, of the Company.

     (v) "Stock Appreciation Right" means the right granted under Section 7 to surrender to the Company all or a portion of a Stock Option in exchange for a payment in cash or Stock.

     (w) "Stock Option" or "Option" means any option (including Incentive Stock Options and Non-Qualified Stock Options) to purchase shares of Stock granted pursuant to Section 6.

     (x) "Subsidiary" means any corporation (other than the Company) during any period in which it is a "subsidiary corporation," as defined in Section 424(f) of the Code, with respect to the Company.

     In addition, the terms "Approval Date," "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have meanings set forth in Section 9.

SECTION 3. ADMINISTRATION.

     (a) The Plan shall be administered by the Compensation Committee of the Board of Directors, which shall consist of two or more members of the Board of Directors who are appointed by, and serve at the pleasure of, the Board.

     (b) The Committee shall have the power and authority to grant Awards pursuant to, and to manage and control the operation and administration of, the Plan. In particular, the Committee shall have the authority:

          (i) to select from among the Eligible Participants those persons to whom Awards may from time to time be granted;

          (ii) to determine whether, when, and to what extent Awards are granted;

          (iii) to determine the types of Awards and the number of shares to be covered by each such Award;

          (iv) to determine the terms and conditions, not inconsistent with the terms hereof, of any Award (including, but not limited to, the share price and any restriction or limitation on, or any vesting, acceleration or forfeiture waiver regarding, any Award, based on such factors and criteria as the Committee shall determine, in its sole discretion), and subject to the terms hereof, to cancel or suspend Awards;

          (v) to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements; and

          (vi) to determine the performance goals and measurements (based on specified levels of, or growth in, one or more of the following business criteria: net income, pre-tax income, earnings per share, revenues, return on investment, return on net assets, return on equity, operating ratio, cash flow, stockholder return, market capitalization, total equity, economic profit (defined as the difference between (A) after-tax earnings and (B) the cost of capital multiplied by total capital used), economic value added (defined as economic profit for the current year minus economic profit for the prior year), quality improvements, market share, strategic positioning, systems improvement or customer satisfaction) applicable to performance-based Awards and to adjust any such performance goals and measurements to include or exclude the impact of extraordinary or unusual items, events or circumstances, to reflect change in applicable tax or accounting rules and other developments, or as otherwise deemed advisable by the Committee;

          (vii) to determine whether and under what circumstances an Award may be settled in cash, Stock or otherwise pursuant to Section 12(g) of the Plan.

     (c) The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award and any agreements relating thereto; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons.

SECTION 4. ELIGIBILITY.

     Eligible Participants may be granted Awards pursuant to the Plan, at the discretion of the Committee. The individuals to whom Awards are granted under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among the Eligible Participants.

SECTION 5. STOCK SUBJECT TO PLAN.

     (a) Subject to the following provisions of this Section 5, the maximum number of shares of Stock that may be delivered pursuant to the Plan shall be equal to the sum of (i) 1,000,000 shares, (ii) any shares remaining available for future awards under the 1988 Incentive Equity Plan as of the effective date of this Plan, and (iii) any shares that are represented by awards granted under the 1988 Incentive Equity Plan which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares back to the Company. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     (b) Any shares of Stock granted pursuant to the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery pursuant to the Plan.

     (c) If the exercise price of any Stock Option or the withholding obligation of the participant in connection with any Award granted pursuant to the Plan is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued, net of the shares of Stock tendered, shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery pursuant to the Plan.

     (d) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding Awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or any Subsidiary or Affiliate acquiring another entity (or an interest in another entity).

     (e) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, split-up, spin-off, combination, exchange of shares, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made (i) in the aggregate number and kind of shares which may be delivered pursuant to the Plan, (ii) in the number and kind of shares subject to outstanding Awards granted pursuant to the Plan, and
(iii) in the exercise price of outstanding Stock Options granted pursuant to the Plan, in each case as may be determined to be appropriate by the Board, provided that the number of shares subject to any Award shall always be a whole number.

     (f) Subject to the foregoing provisions of Section 5, the following additional maximums are imposed under the Plan:

          (i) The maximum aggregate number of shares of Stock that may be covered by Stock Options and SARs granted to any one individual during any three consecutive calendar years pursuant to the Plan shall be 200,000 shares.

          (ii) The maximum aggregate number of shares of Restricted Stock and Deferred Stock that may be granted to any one individual during any three consecutive calendar years pursuant to the Plan shall be 100,000 shares.

SECTION 6. STOCK OPTIONS.

     Stock Options may be granted alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option Awards need not be the same with respect to each optionee.

     The Committee may grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) to any Eligible Participant; provided, however, that Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee deems appropriate:

          (a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be not less than the Fair Market Value on the day the Option is granted.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Option is granted.

          (c) Exercise of Options. Stock Options shall become exercisable at such time or times and subject to such terms and conditions (including, without limitation, installment exercise provisions) as shall be determined by the Committee, provided, however, that, except as provided in Section 6(f) or (g) (in the case of Disability) and Section 9, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on performance and/or such other factors as the Committee may determine.

          (d) Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price. As determined by the Committee, at or after grant, payment of the exercise price, in whole or in part, may be made as follows:

             (i) by certified or bank check;

             (ii) by delivery to the Company of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to (A) sell a sufficient portion of the shares acquired upon exercise of the Option and (B) remit directly to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise;

             (iii) by tendering shares of Stock (either by actual delivery or by attestation), with such shares valued at Fair Market Value as of the date of exercise, upon terms and conditions as determined by the Committee; or

             (iv) by such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee.

     An optionee shall generally have the rights of a shareholder with respect to shares subject to the Option only when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, given the representation described in Section 12(a).

          (e) Non-Transferability of Options. Except as set forth in this
     Section 6(e) and in the applicable stock option agreement, no Stock Option shall be transferable by the optionee otherwise than by will or by laws of descent and distribution or pursuant to a "domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act (or the rules promulgated thereunder), and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. At the request of an optionee, Stock purchased upon exercise of an Option may be issued or transferred into the name of the optionee and another person jointly with rights of survivorship. The Committee may, in its discretion, authorize all or a portion of any Non-Qualified Stock Options to be granted on terms which permit transfer by the optionee to (i) the spouse, children, stepchildren, siblings or grandchildren of the optionee, (ii) a trust or trusts for the exclusive benefit of the spouse, children, stepchildren, siblings or grandchildren of the optionee, or (iii) a partnership or limited liability company in which the spouse, children, stepchildren, siblings or grandchildren of the optionee are the only partners or members, as applicable; provided in each case that (x) there may be no consideration for any such transfer (other than in the case of Clause (iii), units in the partnership or membership interests in the limited liability company), (y) the stock option agreement pursuant to which such Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6(e), and (z) subsequent transfers of transferred options shall be prohibited except those made in accordance with this Section 6(e) or by will or by the laws of descent and distribution or pursuant to a "domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act (or the rules promulgated thereunder). Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions with respect to expiration and termination of employment or service with the Company set forth in subsections (f), (g) and (h) of this Section 6 shall continue to apply with respect to the original optionee, in which event the Stock Options shall be exercisable by the transferee only to the extent and for the periods specified herein. The original optionee will remain subject to withholding taxes upon exercise of any such Stock Option by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early termination of a Stock Option on account of termination of the original optionee's employment or service with the Company.

          (f) Termination by Death. Subject to Section 6(i), if an optionee's employment or service with the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option previously granted to such optionee which remains unexercised may thereafter be exercised, to the extent it was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such other period up to three years as the Committee may specify) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

          (g) Termination by Reason of Disability or Retirement. Subject to
     Section 6(i), if an optionee's employment or service with the Company or any Subsidiary or Affiliate terminates by reason of Disability or Retirement, any Stock Option previously granted to such optionee which remains unexercised may thereafter be exercised, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option, whichever period is shorter, provided, however, that, if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option shall thereafter be exercisable, to the extent it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (h) Other Termination of Employment or Service. Unless otherwise determined by the Committee at or after grant, if an optionee's employment or service with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Retirement, any Stock Option previously granted to such optionee which remains unexercised may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option, whichever period is shorter, except that, if the termination was for Cause, any and all unexercised Stock Options previously granted to such optionee shall be immediately canceled.

          (i) Incentive Stock Option Limitations.

             (i) To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.

             (ii) The Committee may provide at grant, to the extent permitted under Section 422 of the Code, that, if (i) a participant's employment or service with the Company or its Subsidiaries is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 6(f), (g) or (h), applied without regard to this Section 6(i), is greater than the portion of such Option that is exercisable as an "incentive stock option" during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option either as an Incentive Stock Option or, if exercised after the expiration of the applicable exercise periods under Section 422(a) of the Code, as a Non-Qualified Stock Option. The Committee is also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change in Control or a Potential Change in Control.

             (iii) In the event of a participant's termination of employment or service with the Company or its Subsidiaries by reason of death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
        Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

SECTION 7. STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. Stock Appreciation Rights are exercisable as follows:

          (i) A Stock Appreciation Right may be exercised by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee for such purposes. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

          (ii) A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such times and to the extent that the Stock Options to which they relate are exercisable, in accordance with the provisions of Section 6 and this
     Section 7 of the Plan, provided that a Stock Appreciation Right shall not be exercisable during the first six months of its term by any optionee except in the event of death or Disability of the optionee prior to the expiration of the six-month period.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock in the aggregate equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

          (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
     Section 6(e) of the Plan.

          (iv) The Committee may provide, at the time of grant, that such Stock Appreciation Right can be exercised only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant.

SECTION 8. RESTRICTED STOCK AND DEFERRED STOCK.

     (a) Authorization. Shares of Restricted Stock and/or Deferred Stock may be issued either alone or in addition to other Awards granted under the Plan, and upon terms and conditions established at the discretion of the Committee. The provisions of Restricted Stock and Deferred Stock Awards need not be the same with respect to each recipient.

     (b) Restrictions and Conditions Applicable to Restricted Stock
Awards. Restricted Stock Awards shall be subject to the following restrictions and conditions:

          (i) The consideration for issuance of shares of Restricted Stock pursuant to the Plan shall be not less than their par value, payable in cash or in services performed to or for the benefit of the Company or its Subsidiaries or Affiliates, in the discretion of the Committee.

          (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter periods as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 8(b)(i). The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award and has delivered a fully executed copy thereof of the Company, and has otherwise complied with the applicable terms and conditions of such Award.

          (iii) Each participant receiving an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

             "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cliffs Drilling Company 1988 Incentive Equity Plan and an Agreement entered into between the registered owner of the shares and Cliffs Drilling Company. Copies of such Plan and Agreement are on file in the offices of Cliffs Drilling Company, Houston, Texas."

     The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

          (iv) Subject to the provisions of this Plan and the applicable Award agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, however, at or after grant, provide for the lapse of such restrictions in installments and/or may accelerate or waive such restrictions in whole or in part.

          (v) Except as provided in this Section 8(b), the recipient shall have, with respect to the shares of Restricted Stock covered by any Award, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends, provided, however, that unless otherwise determined by the Committee, any dividends on such shares shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, to the extent shares are available under Section 5.

          (vi) Except as otherwise provided in this Section 8(b) and in the applicable Award agreement, upon termination of a participant's employment or service with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period for any given Award of Restricted Stock, all shares still subject to restriction shall be forfeited by the participant, provided, however, the Committee may provide for waiver of the restrictions in the event of termination of employment or service due to death, Disability or Retirement.

          (vii) In the event of hardship or other special circumstances of a participant whose employment or service with the Company or any Subsidiary or Affiliate is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the participant's Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

          (viii) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

     (c) Terms and Conditions Applicable to Deferred Stock Awards. Deferred Stock Awards shall be subject to the following terms and conditions:

          (i) Each Award of Deferred Stock shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

          (ii) Subject to the provisions of this Plan and the applicable Award agreement, the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares covered by an Award of Deferred Stock during the period, commencing with the date of such Award, specified by the Committee for purposes of such Award (the "Deferral Period"). Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, however, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such Award.

          (iii) Unless otherwise determined by the Committee, amounts equal to any dividends that would have been payable during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award if such shares had been outstanding shall be automatically deferred and deemed to be reinvested in additional Deferred Stock, subject to the same deferral limitations as the underlying Award.

          (iv) Except to the extent otherwise provided in this Section 8(c) and in the applicable Award agreement, upon termination of a participant's employment or service with the Company or any Subsidiary or Affiliate for any reason during the Deferral Period for a given Award, the Deferred Stock covered by such Award shall be forfeited by the participant, provided, however, the Committee may provide for accelerated vesting in the event of termination of employment or service due to death, Disability or Retirement.

          (v) In the event of hardship or other special circumstances of a participant whose employment or service with the Company or any Subsidiary or Affiliate is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock, based on such factors and criteria as the Committee deems appropriate.

          (vi) At the expiration of the Deferral Period, share certificates shall be delivered to the participant, or his legal representative, in a number equal to the number of shares covered by the Award.

SECTION 9. CHANGE IN CONTROL PROVISIONS.

     (a) Impact of Event. In the event of:

          (x) a "Change in Control" as defined in Section 9(b), or

          (y) a "Potential Change in Control" as defined in Section 9(c),

the Committee or the Board may provide that one or more of the following acceleration and valuation provisions shall apply:

          (i) Any or all Stock Appreciation Rights outstanding for at least six months on the date that such Change in Control or Potential Change in Control is determined to have occurred and any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

          (ii) The restrictions and deferral limitations applicable to any or all Restricted Stock and Deferred Stock Awards shall lapse and such shares and Awards shall be fully vested.

          (iii) The value of any or all outstanding Stock Options, Restricted Stock and Deferred Stock Awards shall be cashed out on the basis of the "Change in Control Price" as defined in Section 9(d) as of the date such Change in Control or Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

     (b) Definition of "Change in Control." For purposes of Section 9(a), a "Change in Control" means the happening of any of the following:

          (i) A tender offer is made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

          (ii) The Company shall merge or consolidate with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act as in effect on the date the Plan was first approved by the shareholders of the Company (the "Approval Date")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

          (iii) The Company shall sell substantially all of its assets to another corporation which is not a Subsidiary; or

          (iv) A person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the Approval Date) of the Exchange Act, shall acquire 30% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

     For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the Approval Date) pursuant to the Exchange Act.

     (c) Definition of "Potential Change in Control". For purposes of Section 9(a), a "Potential Change in Control" means the happening of any one of the following:

          (i) The entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in
     Section 9(b); or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan) (including any trustee of such plan acting as such trustee) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities, and the adoption by the Board of a resolution to the effect that a "Potential Change in Control" of the Company has occurred for the purposes of this Plan.

     (d) Change in Control Price. For the purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on the principal United States securities exchange, the NASDAQ National Market System or other principal market on which the stock is traded, or paid or offered in any bona fide transaction related to an actual or Potential Change in Control of the Company, at the time during the preceding sixty-day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date as of which the Committee decides to cashout such options.

SECTION 10. AMENDMENTS AND TERMINATION.

     The Board may amend, alter, or discontinue the Plan, including without limitation, the automatic grant provisions set forth in Section 13 of the Plan, at any time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a participant under an Award theretofore granted without the written consent of the affect participant (or if not then living, the affected beneficiary), or which, without the approval of the Company's stockholders, would, except as expressly provided in the Plan, increase the total number of shares reserved for delivery pursuant to the Plan. The Committee may amend the terms of any outstanding Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

SECTION 11. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company. The

Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments hereunder consistent with the foregoing.

SECTION 12. GENERAL PROVISIONS.

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock pursuant to the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity. The Committee may require each person acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Company, a Subsidiary or an Affiliate from adopting other or additional compensation arrangements for its employees.

     (c) The adoption of the Plan shall not confer upon any individual any right to continued employment or service with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any individual at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of a participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make any arrangements satisfactory to the Committee regarding the payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from the payment(s) otherwise due to the participant.

     (e) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

     (f) Subject to the overall limitation of the maximum number of shares of Stock that may be delivered pursuant to the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or any Subsidiary or Affiliate, including the plans and arrangements of the Company or any Subsidiary or Affiliate acquiring another entity (or any interest in another entity).

     (g) Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

SECTION 13. AUTOMATIC AWARD OF STOCK OPTIONS TO CERTAIN PERSONS.

     Subject to stockholder approval of the Plan and subject to the availability of a sufficient number of shares of Stock for delivery pursuant to the Plan, (a) Non-Qualified Stock Options to purchase an aggregate of 4,000 shares of Stock (subject to adjustment pursuant to Section 5) shall automatically be granted pursuant to the Plan, without the need for any further any action by the Committee, to each of the Company's Non-Employee Directors, on the date of their initial election to the Board of Directors of the Company, and

(b) Non-Qualified Stock Options to purchase an aggregate of 2,000 shares of Stock (subject to adjustment pursuant to Section 5) shall automatically be granted pursuant to the Plan, without the need for any further action by the Committee, to each of the Company's continuing or re-elected Non-Employee Directors, on the date of each annual meeting of shareholders of the Company; in each case commencing with the election of directors at the annual meeting of shareholders of the Company to be held in 1998. Each such Stock Option shall have an exercise price equal to the Fair Market Value of the Stock on the date of grant, and will be for a term of ten years from the date of grant, subject to earlier termination as set forth in Sections 6(f), (g) and (h), with 50% of the shares becoming exercisable after one year and 25% after each of the succeeding two years; provided, however, that such options shall become immediately exercisable upon a "Change of Control" or "Potential Change of Control" as and to the extent provided in Section 9.

SECTION 14. EFFECTIVE DATE.

     The Plan shall be effective on the date it is approved by the stockholders of the Company.

                            CLIFFS DRILLING COMPANY
        PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                SHAREHOLDERS TO BE HELD WEDNESDAY, MAY 13, 1998
P
     The undersigned hereby appoints Michael M. Cone and Robert M. McInnes or
R either of them, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the
O undersigned is entitled to vote at the Annual Meeting of Shareholders of Cliffs Drilling Company (the "Company"), or any adjournments thereof. The
X undersigned instructs said proxies to vote as indicated below on each of the following items proposed by the Board of Directors of the Company:
Y
     1.   ELECTION OF DIRECTORS
          Nominees: H. Robert Hirsch, Donald
          W. Keller and Joseph E. Reid
                                                        (change of address)
     2.   APPROVAL OF THE PROPOSAL TO
          ADOPT THE COMPANY'S 1998 INCENTIVE      ------------------------------
          EQUITY PLAN
                                                  ------------------------------
     3.   APPOINTMENT OF ERNST & YOUNG LLP
          AS INDEPENDENT PUBLIC ACCOUNTANTS       ------------------------------
          FOR THE COMPANY FOR 1998
                                                  ------------------------------
     4.   IN THEIR DISCRETION AS TO SUCH OTHER    (If you have written in the
          MATTERS AS MAY PROPERLY COME BEFORE     above space, please mark the
          THE MEETING                             corresponding box on the
                                                  reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but if no choice is indicated, your shares will be voted FOR each proposal in accordance with the Board of Directors' recommendations. The
Proxies cannot vote your shares unless you sign and return the Card.

                                                                   ------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   ------------

    Please mark your
[X] votes as in this                               SHARES IN YOUR NAME
    example.

                                  FOR      WITHHELD
1.  Election of Directors         [ ]        [ ]
    (see reverse)

    For, except vote withheld from the following nominee(s):

_______________________________________________________________________

                                                FOR       AGAINST      ABSTAIN
2.  Approval of the proposal to adopt the       [ ]         [ ]          [ ]
    Company's 1998 Incentive Equity Plan.

3.  Appointment of Ernst & Young LLP as         [ ]         [ ]          [ ]
    independent public accountants for the
    Company for 1998.

4.  As such proxies may in their discretion
    determine upon such other matters as may properly come before the meeting.


                                               Change of Address  [ ]

                                               Attend Meeting     [ ]


SIGNATURE(S)_________________________________________ DATE __________________

SIGNATURE(S)_________________________________________ DATE __________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign with the full corporate name by duly authorized officer or officers. A partnership should sign in the partnership name by a partner.